UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): September 25, 2006

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23044	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Knightsbridge Pkwy. Lincolnshire, IL	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-4200

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.” These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Risk Factors” in our recently filed quarterly report on Form 10-Q for the quarter ended June 30, 2006. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 2.01 – Completion of an Acquisition or Disposition of Assets.

On September 25, 2006, Motient completed the acquisition of a total of approximately 2.3 million shares of common stock of TerreStar Networks, Inc. in exchange for a total of approximately 4.1 million shares of Motient common stock. Motient acquired the TerreStar common stock pursuant to separate agreements from various parties, including funds affiliated with Columbia Capital, funds affiliated with Spectrum Equity Investors and TSTR Investors, LLC. Such transactions were pursuant to the Exchange Agreements described in the Registrant’s Current Report on Form 8-K dated May 11, 2006 (the “May 2006 8-K”) and filed as Exhibit 99.4 thereto, and pursuant to the exercise of tag-along rights of certain other stockholders of TerreStar.

Also on September 25, 2006, Motient sold approximately 9.0 million limited partnership units of Mobile Satellite Ventures LP (“MSV”) and 1,572 shares of common stock MSV’s corporate general partner to SkyTerra Communications, Inc., in exchange for approximately 25.5 million shares of SkyTerra Communications, Inc. non-voting common stock. Pursuant to the Exchange Agreement dated May 6, 2006 with SkyTerra filed as Exhibit 99.1 to the May 2006 8-K, if and when Motient sell such shares or distributes such shares to its stockholders the transferee of such shares will receive shares of voting common stock from SkyTerra.

In addition, on September 25, 2006, Motient acquired, through a distribution from six corporations in which Motient and certain funds affiliated with Columbia Capital and Spectrum Equity Investors are stockholders (collectively, the “Blocker Corporations”), an aggregate of approximately 3.6 million shares of common stock of SkyTerra in exchange for all of the limited partnership units of MSV held by the Blocker Corporations. The shares of SkyTerra common stock acquired by Motient through the distributions from the Blocker Corporations are initially shares of voting common stock, but such shares of common stock shall automatically be converted into shares of non-voting common stock if the shares are not sold within 60 days following the closing. Pursuant to the Exchange Agreement dated May 6, 2006 between the Blocker Corporations and SkyTerra, the form of which was filed as Exhibit 99.2 to the May 2006 8-K, if and when Motient sell such shares or distributes such shares to its stockholders the transferee of such shares will receive shares of voting common stock from SkyTerra.

Following these transactions, Motient holds approximately 22.6 million shares, or 61%, of TerreStar, approximately 29.1 million shares, or 45% of SkyTerra, and approximately 6.7 million limited partnership units, or 17% of MSV, each on a fully-diluted basis.

Item 3.02 – Unregistered Sales of Equity Securities.

On September 25, 206 Motient exchanged 4,119,386 million shares of its common stock for 2,314,262 million shares of common stock of TerreStar Networks, Inc. in a transaction described in Item 2.01 above. The issuance of these shares of Motient common stock was not registered under the Securities Act of 1933, as amended, and therefore the shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As the potential purchasers were all accredited investors, and no general solicitation has occurred, or will occur, as part of the offering and sale of these securities, Motient has relied upon the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

Item 7.01 – Regulation FD Disclosure.

On September 25, 2006 Motient issued a press release, attached hereto as Exhibit 99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release dated September 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

By:	/s/ Robert Macklin
Robert Macklin Vice President, General Counsel and Secretary

Date: September 25, 2006